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                                                                   EXHIBIT 10.17

               FORM OF KWM GROUP, INC. PRE-DEVELOPMENT AGREEMENT

         THIS PRE-DEVELOPMENT AGREEMENT dated as of September 21, 1998 (the "Agreement"), executed by and between BCC Development and Management Co., a Delaware corporation (the "Developer"), and KWM Group, Inc., a corporation (together with its successors and assigns, the "Owner").

                                    RECITALS:

         WHEREAS, Developer has a certain real estate option to acquire real property located in [__________________] (the "Land"); and

         WHEREAS, Owner and Developer have entered into that certain Letter of Intent dated as of September 21, 1998 (the "LOI"), under which Owner has agreed, among other things, to develop, construct and finance a 60-unit residential care facility and related site improvements (collectively, the "Improvements") on the Land (hereinafter, the acquisition of the Land, together with the planning, development, construction, licensing and financing arising in connection with the Improvements to be erected thereon, may hereinafter be referred to as the "Project"); and

         WHEREAS, Developer is experienced in the acquisition, planning, and pre-development of residential care facilities; and

         WHEREAS, Owner has requested, and Developer has agreed, to assist Owner with the pre-development of the Project detailed in Section 1.1 below, which includes certain services that have already been provided by Developer prior to the date of this Agreement; and

         WHEREAS, Owner and Developer intend by this Agreement to confirm the terms and conditions upon which Developer has assisted Owner in connection with the pre-development of the Project.

         NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                              ARTICLE 1 - SERVICES

         1.1 Services. Prior to the date of this Agreement, Developer has performed the following services in connection with the pre-development of the Project on behalf of Owner:

              (a) Market Analysis. Developer has provided a preliminary analysis of the demand for "residential care" in the area where the Land is located, an investigation of local labor supplies and of suitable locations for a residential care facility and consultation regarding a feasibility study.

              (b) Architectural Consultation. Developer has worked in conjunction with architectural firms in developing architectural plans and specifications (the "Plans and
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         Specifications") for the Project, and has acquired all of the rights thereto.

              (c) Plans and Specifications. Developer will permit the use of the Plans and Specifications to permit the construction of the Improvements but this use shall be solely with respect to the Project.

              (d) Construction Consultation. Developer has provided assistance in preparing a construction schedule, cost estimate, construction budget, bidding information and bidding forms for the Project.

              (e) Civil Engineering Consultation. Developer has provided assistance in (i) evaluating civil engineering and site work and (ii) reviewing, negotiating and/or awarding civil engineering contracts for the Project.

              (f) Geotechnical/Environmental Consultation. Developer has obtained a written report from a qualified geotechnical or engineering firm concerning the presence, handling, treatment and disposal of hazardous substances with respect to the Project and the recommended construction practices based on the properties of the subsurface soils comprising the Land.

              (g) Site Selection. Developer has worked in conjunction with real estate brokers and agents to locate the Land that either permits the construction and development of the Project as a matter of right for an unlimited time period and not merely as a non-conforming use or that permits the Land to be subdivided and rezoned, if necessary, in order to permit the foregoing.

              (h) Option Agreements. Developer has negotiated and obtained a fully executed and assignable land option agreement (the "Option Agreement") attached hereto and incorporated herein as Exhibit A to purchase the Land on which the Project will be constructed.

              (i) Survey. Developer has obtained an ALTA/ACSM land survey for the Project, which includes a metes and bounds description of the property and a surveyor's certificate that runs, or will run, in favor of Developer, Owner, Owner's financing source(s) and the title insurer as being true and accurate.

              (j) Subdivision. Where applicable, Developer has subdivided the Land to permit the Land to be used for its intended use and to be treated as a separate legal lot or parcel which for all purposes may be taxed, mortgaged, conveyed and otherwise dealt with as a separate lot or parcel.

              (k) Utilities; Governmental Concurrences; Access. Developer has obtained confirmation from certain governmental authorities and public utility companies that (i) utilities, including without limitation, telephone, gas, electric power, fire protection, storm and sanitary sewer facilities and water are or will be available to the boundaries of the Land; (ii) such utilities are or will be adequate for Owner's intended use of the Land as a


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         residential care facility and such ancillary uses as are permitted by law and may be necessary in connection therewith or incidental thereto, and (iii) the means of ingress and egress, access to public streets and drainage facilities are or will be adequate for Owner's intended use of the Land.

              (l) Land Use Approvals. Where applicable, Developer has obtained certain preliminary/final land development plan approvals in connection with the Project.

              (m) Regulatory Approvals. Where applicable, Developer has obtained certain regulatory approvals, including certificates of need, with respect to the Project.

             ARTICLE 2 - DEVELOPER'S REPRESENTATIONS AND WARRANTIES

         Developer represents and warrants to Owner that:

         2.1 It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         2.2 It has the requisite power and authority to carry on its business as now being conducted and as contemplated by this Agreement.

         2.3 It has the power to execute, deliver and perform this Agreement, and the execution, delivery and performance of the terms and provisions of this Agreement on its part to be observed or performed have been duly authorized by all requisite corporate action on the part of Developer and will not (i) violate any provision of law, any order of any court or governmental instrumentality or other agency, or any indenture, agreement or other instrument to which it is a party or by which it is bound, (ii) be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the assets of Developer.

               ARTICLE 3 - OWNER'S REPRESENTATIONS AND WARRANTIES

         Owner represents and warrants to Developer that:

         3.1 It is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

         3.2 It has the requisite power and authority to carry on its business as now being conducted and as contemplated by this Agreement.

         3.3 It has the power to execute, deliver and perform this Agreement, and the execution, delivery and performance of the terms and provisions of this Agreement on its part to be observed or performed have been duly authorized by all requisite corporate action on the part of Owner and will not (i) violate any provision of law, any order of any court or governmental instrumentality or other agency, or any indenture, agreement or other instrument to which it is a


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party or by which it is bound, (ii) be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the assets of Owner.

                      ARTICLE 4 - COMPENSATION OF DEVELOPER

         As compensation for the services hereunder, Owner agrees to pay Developer a fee in the amount of $[_______], which fee shall be paid as follows:
(i) $[_______] due and payable upon the earlier to occur of (a) December 31, 1998 or (b) closing on the financing for the Project and (ii) $[_______] due and payable on the last business day of each calendar month commencing on Janaury 31, 1999 and continuing thereafter up through and including October 31, 1999.

                          ARTICLE 5 - EVENTS OF DEFAULT

         5.1 Events of Default. The occurrence of one or more of the following events shall, at the option of the non-defaulting party, constitute an "Event of Default" hereunder:

              (a) Developer or Owner fails to observe or perform any of their respective obligations in accordance with the terms and provisions of this Agreement or breaches any of their respective representations or warranties and such failure or breach continues uncured for a period of 30 days after the giving of notice by the non-defaulting party to the defaulting party specifying the nature of such failure or breach;

              (b) A court of competent jurisdiction enters a decree or order for relief with respect to Developer or Owner in any involuntary case under the Federal Bankruptcy Code or any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, trustee or similar official of such party or for any substantial part of such party's property, or for the winding up or liquidation of such party's affairs and such decree or order remains in effect for a period of 90 days from the date of entry thereof; or

              (c) Developer or Owner commences a voluntary case under the Federal Bankruptcy Code or any applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order of relief in an involuntary case under such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, trustee or similar official of such party or for any substantial part of such party's property.

         5.2 Remedies. Upon the occurrence of any Event of Default, the non-defaulting party will be entitled to terminate this Agreement by written notice to such effect given to the defaulting party. The non-defaulting party shall have all rights available at law or in equity as a result of any Event of Default, including, without limitation, an action for damages and/or specific performance.


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                           ARTICLE 6 - INDEMNIFICATION

         6.1 By Developer. Developer will indemnify and save Owner harmless from and against any and all loss, cost or expense (including, without limitation, reasonable attorneys' fees and court costs) arising out of any breach of any of the representations, warranties, covenants and agreements of Developer under this Agreement.

         6.2 By Owner. Owner will indemnify and save Developer harmless from and against any and all loss, cost or expense (including, without limitation, reasonable attorneys' fees and court costs) arising out of any breach of any of the representations, warranties, covenants and agreements of Owner under this Agreement.

                            ARTICLE 7 - MISCELLANEOUS

         7.1 Termination Date. The obligations of Developer under this Agreement shall terminate as of the date (herein referred to as the "Termination Date") when the Project has been substantially completed.

         7.2 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter, and it is agreed that there are no terms, understandings, representations or warranties, express or implied, other than those set forth herein.

         7.3 Binding Effect. This Agreement will be binding upon the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by either of the parties hereto without the written consent of the other party; provided, however, Owner may assign this Agreement to an affiliate of Owner without such consent.

         7.4 Captions. The descriptive headings of the articles and sections of this Agreement are inserted for convenience only, and are not intended and will not be construed, to limit, enlarge or affect the scope or intent of this Agreement or the meaning of any provision hereof.

         7.5 Notices. All notices, consents, waivers, directions, requests or other instruments or communications provided for in this Agreement will be in writing, signed by the party giving the same or such party's attorney, and shall be deemed properly given if sent by reputable overnight service, by telegram or by registered or certified United States mail, return receipt requested, postage prepaid, and addressed as follows:


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         If to Developer:

              BCC Development and Management Co.
              5021 Louise Drive
              Suite 200
              Mechanicsburg, PA 17055
              Attention: Brian L. Barth

         With a copy to:

              Balanced Care Corporation
              5021 Louise Drive
              Suite 200
              Mechanicsburg, PA 17055
              Attention: Robin L. Barber

         If to Owner:

              KWM Group, Inc.
              3805 McCain Park Drive, Suite 120
              North Little Rock, AR 72116

or to such other address as a party may from time to time designate in the manner set forth above.

         7.6 No Oral Modification. This Agreement may not be changed or modified except by an agreement in writing executed by each of the parties hereto.

         7.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute one and the same instrument.

         7.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF FLORIDA BUT WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS.

         7.9 Severability. If any provision of this Agreement is held invalid, it will not affect in any respect whatsoever the validity of the remainder of this Agreement.


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         IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed by its duly authorized officers empowered so to act as of the day and year first above written.


                                       BCC DEVELOPMENT AND MANAGEMENT CO.


                                       By: _____________________________________
                                             Name:
                                             Title:


                                       KWM GROUP, INC.


                                       By: _____________________________________
                                             Name:
                                             Title:



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